Exhibit 4.1

RAMBUS INC.,

as Issuer

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

1.375% CONVERTIBLE SENIOR NOTES DUE 2023

INDENTURE

DATED AS OF NOVEMBER 17, 2017

i

Exhibit A Form of Note:

-	Assignment Form
-	Form of Conversion Notice
-	Form of Fundamental Change Repurchase Notice

THIS INDENTURE, dated as of November 17, 2017, is between Rambus Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Recitals

The Company has duly authorized the creation of an issue of its 1.375% Convertible Senior Notes due 2023 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” has the meaning specified in Section 8.04.

“Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.

“Additional Shares” has the meaning specified in Section 5.11.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, or Conversion Agent.

“Agent Members” has the meaning set forth in Section 2.03(c).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“beneficial owner” has the meaning set forth in Section 4.01(a).

“Bid Solicitation Agent” means either (i) the Company or (ii) a nationally-recognized securities dealer, or an Affiliate thereof, selected by the Company in its sole discretion to solicit bids as contemplated by Section 5.01(a). The Company shall initially be the Bid Solicitation Agent.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of such board of directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” has the meaning set forth in Section 4.01(a).

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Percentage” has the meaning set forth in Section 5.03(a).

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Close of Business” means 4:00 p.m. New York City time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 5.13, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $0.001, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Order” has the meaning specified in Section 2.04(d).

“Conversion Agent” has the meaning set forth in Section 2.05.

“Conversion Date” has the meaning set forth in Section 5.02(a).

“Conversion Notice” has the meaning set forth in Section 5.02(a).

“Conversion Obligation” has the meaning set forth in Section 5.01(a).

“Conversion Price” means, per share of Common Stock, at any time, $1,000 divided by the then-applicable Conversion Rate, rounded to the nearest cent, subject to adjustment as set forth herein.

“Conversion Rate” means initially 52.8318 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, attention: P. Oswald (Rambus Inc. 1.375% Convertible Senior Notes due 2023).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20th) of the product of (i) the Conversion Rate on such day and (ii) the Daily VWAP of the Common Stock on such day.

“Daily Net Settlement Amount” means, for each of the 20 consecutive Trading Days during the Observation Period:

(a) if the Company does not elect a Cash Percentage as set forth herein, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $50, divided by (ii) the Daily VWAP for such Trading Day;

(b) if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and $50; or

(c) if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and $50 and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x)(A) the difference between the Daily Conversion Value and $50, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount” has the meaning set forth in Section 5.03(a).

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RMBS <EQUITY> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Depositary” has the meaning set forth in Section 2.03(b).

“Designated Institution” has the meaning set forth in Section 5.16(a).

“Event of Default” has the meaning set forth in Section 8.01.

“Ex Date” has the meaning set forth in Section 5.01(a)(iii).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fundamental Change” has the meaning set forth in Section 4.01(a).

“Fundamental Change Company Notice” has the meaning set forth in Section 4.01(b).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 4.01(c).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 4.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Securities” has the meaning set forth in the Recitals.

“Interest Payment Date” means February 1 and August 1 of each year, beginning August 1, 2018.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded, or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization, or, if not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” has the meaning set forth in Section 13.05.

“Make-Whole Effective Date” has the meaning set forth in Section 5.11(b).

“Make-Whole Fundamental Change” has the meaning set forth in Section 5.11(a).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.

“Material Subsidiary” means a Subsidiary that is a significant subsidiary as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Material Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $15,000,000.

“Maturity Date” means February 1, 2023, unless the Securities are earlier converted or repurchased.

“Measurement Period” has the meaning set forth in Section 5.01(a)(ii).

“Merger Event” has the meaning set forth in Section 5.13.

“Notice of Default” means written notice provided to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of Securities then outstanding (with a copy to the Trustee if given by the Holders) of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Observation Period” means (a) for Securities that are converted prior to November 1, 2022, the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding the Conversion Date; and (b) in all other instances, the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated November 13, 2017, as supplemented by the related pricing term sheet dated November 14, 2017, relating to the offering and sale of the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

“Officer’s Certificate” means a certificate signed by at least one Officer of the Company; provided, however, that for purposes of Section 5.14 and 6.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opening of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Paying Agent” has the meaning set forth in Section 2.05.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Public Stock-for-Stock Exception” has the meaning set forth in Section 4.01(a).

“publicly traded securities” has the meaning set forth in Section 4.01(a).

“Record Date” means, with respect to the payment of interest on the Securities, the January 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on February 1 and the July 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on August 1.

“Reference Property” has the meaning set forth in Section 5.13.

“Register” has the meaning set forth in Section 2.05.

“Registrar” has the meaning set forth in Section 2.05.

“Reporting Obligations” has the meaning set forth in Section 8.04.

“Resale Restriction Termination Date” has the meaning set forth in Section 2.09(a).

“Restricted Securities” has the meaning set forth in Section 2.09(a).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading, or if the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” or “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Security” and “Securities” have the meaning set forth in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single series for all purposes under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Settlement Amount” has the meaning set forth in Section 5.03(a).

“Settlement Notice” has the meaning set forth in Section 5.03(a).

“Shelf Registration Statement” means a registration statement of the Company filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Securities.

“Spin-Off” has the meaning set forth in Section 5.06(c).

“Stock Price” has the meaning set forth in Section 5.11(b).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (i) trading in the Common Stock (or such other security for which a closing sale price must be determined) generally occurs on the NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange or quotation system on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market or quotation system on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price (or closing sale price for such other security) is available on such securities exchange or market. For purposes of determining amounts due upon conversion pursuant to Article 5 only, “Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects, which may include any of the initial purchasers of the Initial Securities; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock for such Trading Day and the applicable Conversion Rate for such date of determination.

“Trigger Event” has the meaning set forth in Section 5.06(b).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” should mean such successor Trustee.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office who shall have direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter related to this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Valuation Period” has the meaning set forth in Section 5.06(c).

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” has the meaning set forth in Section 4.01(a).

Section 1.02. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto;

(h) “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture.

ARTICLE 2

THE SECURITIES

Section 2.01. Title and Terms; Principal and Interest. The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $172,500,000 and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.08, Section 2.09, Section 2.13, Section 2.15, Section 4.04 and Section 5.02.

The Initial Securities and the Additional Securities, if any, shall be known and designated as the “1.375% Convertible Senior Notes due 2023” of the Company.

The Securities shall mature February 1, 2023.

The Securities shall bear interest at the rate of 1.375% per annum, from November 17, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears, on February 1 and August 1 of each year, commencing on August 1, 2018, until the principal thereof is paid or made available for payment. Interest (including Additional Interest, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest will cease to accrue on a Security upon the Maturity Date, conversion or repurchase by the Company at the option of the Holder pursuant to Section 4.01.

Principal and interest (including Additional Interest, if any) on Global Securities shall be payable in the manner set forth in Section 6.01.

The Securities shall be convertible as provided in Article 5.

Section 2.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any multiple thereof.

Section 2.03. Form and Dating. (a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities.

(i) All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.15 hereof and shall be made on the records of the Trustee and the Depositary.

(iii) The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver in accordance with Section 2.04, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth on Exhibit A hereto.

(c) Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (ii) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary or for the Applicable Procedures.

(d) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.15(a)(i).

Section 2.04. Execution and Authentication. (a) An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $172,500,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company may, without the consent of the Holders, issue Additional Securities with the same terms and with the same CUSIP number as the Initial Securities in an unlimited aggregate principal amount; provided, however that if any such Additional Notes are not fungible with the Initial Securities for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Except as provided in Section 2.10, the Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount for original issue upon a Company Order of the Company in aggregate principal amount as specified in such Company Order; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Additional Securities. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.

(e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for purchase or payment (the “Paying Agent”), an office or agency where Securities may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.07, the Company shall at all times maintain a Paying Agent, Conversion Agent and Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Registrar includes any co-registrar, including any named pursuant to Section 6.07. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.07. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.07.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such; provided, however, that the Trustee shall not be an agent of the Company for the purpose of effecting service of legal process on the Company. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.06. Paying Agent to Hold Money and Securities in Trust. Prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of cash or a combination of cash and shares of Common Stock, as applicable, upon conversion of, any Security in accordance with this Indenture, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) and/or with the Conversion Agent such number of shares of Common Stock sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Holders or the Trustee all cash or shares of Common Stock, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the cash and shares of Common Stock, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash or shares of Common Stock held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all cash or shares of Common Stock, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the cash or shares of Common Stock, as applicable.

Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee may reasonably request.

Section 2.08. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.09 or Section 2.15, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.05, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

None of the Company, any Registrar or the Trustee shall be required to register a transfer or exchange of any Securities for which the Holder has delivered, and not validly withdrawn, a Fundamental Change Repurchase Notice, except, in the case of a partial repurchase, with respect to that portion of the Securities not being repurchased.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.05 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any applicable federal or state or other securities and tax laws (including with respect to any transfers between or among Holders, Agent Members or other beneficial owners of interests in any Global Security) and shall have no duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

Section 2.09. Restrictions on Transfer. (a) Every Security that bears or is required under this Section 2.09 to bear the legend set forth in this Section 2.09 (together with any Common Stock issued upon conversion of the Securities that is required to bear the legend set forth in this Section 2.09, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.09 (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.09, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Securities (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.09(b), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF RAMBUS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.09, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.09 and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Securities Custodian in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Securities Custodian shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.09 and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(b) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF RAMBUS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.09(b).

(c) Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Security that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.14.

Section 2.10. Replacement Securities. If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 4, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.10 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.11. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or purchased pursuant to Section 2.10, those delivered to it for cancellation and those described in this Section 2.11 as not outstanding.

If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Maturity Date or the Business Day immediately following a Fundamental Change Repurchase Date, as the case may be, cash or securities, sufficient to pay Securities payable, then immediately after such Maturity Date or Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue.

If a Security is converted in accordance with Article 5, then from and after the Close of Business on the Conversion Date, such Security shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.12, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.12. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.13. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.14. Cancellation of Securities Paid, Converted, Etc. The Company shall cause all Securities surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Securities delivered to the Trustee shall be canceled promptly by it, and no Securities shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.15. Additional Transfer and Exchange Requirements.

(a) Transfer and Exchange of Global Securities.

(i) Certificated Securities may be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days, (y) if an Event of Default has occurred and is continuing, or (z) by the Company in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.15(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.15(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(i) to register the transfer of the Certificated Securities to a Person who will take delivery thereof in the form of Certificated Securities only; or

(ii) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.08(a).

(c) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.15(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(i) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, or

(ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by cancelling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.08(a).

(d) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

Section 2.16. Repurchases. The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Securities are surrendered to the Company) repurchase Securities in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.14.

Section 2.17. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall without unreasonable delay notify the Trustee of any change in the “CUSIP” numbers.

Section 2.18. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and interest (including Additional Interest, if any) on such Security, for the purpose of receiving cash or a combination of cash and shares of Common Stock, as applicable, upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE 3

NO OPTIONAL REDEMPTION

Section 3.01. No Optional Redemption. The Securities shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Securities.

ARTICLE 4

PUT OPTION UPON FUNDAMENTAL CHANGE

Section 4.01. Repurchase of Securities at Option of Holders Upon a Fundamental Change. (a) In the event of a Fundamental Change at any time that Securities remain outstanding, Securities shall be repurchased by the Company, at the option of any Holder thereof, on a date specified by the Company that is not less than 20 nor more than 45 Business Days after the date the Company mails or deposits with an overnight delivery service the Fundamental Change Company Notice (as defined below) to the Holders (the “Fundamental Change Repurchase Date”), at a purchase price in cash for each $1,000 principal amount of such Securities equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest thereon, including Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 4.01(c); provided, however, that if any Security is repurchased pursuant to this Section 4.01 after a regular Record Date and on or prior to the corresponding Interest Payment Date, the interest, including Additional Interest, if any, payable with respect to such Security on such Interest Payment Date shall be payable to the Holder of record as of the corresponding Record Date.

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(1) any person or group (other than the Company, any directly or indirectly wholly-owned Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or the Company otherwise becomes aware, that such person is or has become the beneficial owner, directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company;

(2) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (other than a transaction or event described in clause (2)(ii) below); (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any person other than one of the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that a transaction described in clause (2)(ii) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Common Stock, or other common stock into which the Securities are then convertible, ceases to be listed for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or their respective successors); or

(4) the adoption of any plan relating to the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary set forth in this Section 4.01, a Fundamental Change as a result of (A) a merger or consolidation resulting from clause (1) of the definition thereof or (B) a transaction described in clause (2) of the definition thereof shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation otherwise constituting the Fundamental Change consists of common stock traded or quoted on any of the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or their respective successors) (or which shall be so traded when issued or exchanged in connection with such Fundamental Change) (“publicly traded securities”) and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payment for fractional shares or pursuant to statutory appraisal rights (subject to Section 5.03) (a “Public Stock-for-Stock Exception”). For purposes of this paragraph, any transaction that constitutes a Fundamental Change pursuant to both clause (1) and clause (2) of the definition thereof (without giving effect to the proviso to clause (2)) shall be deemed a Fundamental Change solely under clause (2) of the definition thereof (subject to the proviso to clause (2) and subject to the Public Stock-for-Stock Exception).

For purposes of this Section 4.01(a):

(1) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(2) “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

(3) “person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision; and

(4) “Voting Stock” means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors, managers or trustees of a Person.

(b) Notice of Fundamental Change. The Company shall provide notice to the Trustee and each Holder (and, in the case of a Fundamental Change Company Notice pursuant to clause (y) of this Section 4.01(b), each beneficial owner if required by applicable law) in accordance with Section 13.01 (x) as soon as practicable and in any event at least 25 Scheduled Trading Days prior to the anticipated effective date of a Fundamental Change (without giving effect to the exception regarding publicly traded securities contained in the paragraph immediately following the definition of Fundamental Change in Section 4.01(a)), in the case of a Fundamental Change that is known to the Company, or if not known to the Company prior to such 25th Scheduled Trading Day, then within two Trading Days after the Company becomes aware of such Fundamental Change, and (y) within 15 Business Days after the effective date of a Fundamental Change (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice delivered to each Holder (and each beneficial owner, if applicable) pursuant to clause (y) of this Section 4.01(b) shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state, as applicable:

(1) the events causing a Fundamental Change;

(2) the effective date of such Fundamental Change;

(3) that the Holder has a right to require the Company to purchase the Holder’s Securities;

(4) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;

(5) the Fundamental Change Repurchase Price;

(6) the Fundamental Change Repurchase Date;

(7) the name and address of the Paying Agent and the Conversion Agent;

(8) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Repurchase Price;

(9) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;

(10) the then-applicable Conversion Rate and any adjustments to the Conversion Rate that will result from the Fundamental Change;

(11) that the Securities with respect to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 5 of this Indenture only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(12) the procedures that the Holder must follow to exercise its Fundamental Change repurchase right under this Section 4.01;

(13) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(14) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price interest, including Additional Interest, if any, on Securities surrendered for purchase by the Company, if any, shall cease to accrue on and after the Fundamental Change Repurchase Date; and

(15) the CUSIP number(s) of the Securities.

Simultaneously with providing the Fundamental Change Company Notice, the Company shall publish such information on its website or through such other public medium as it may use at that time.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

At the Company’s request, the Trustee shall give notice of such Fundamental Change on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 4.01(b); provided further, however, that the text of such notice shall be prepared by the Company.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 4.01.

(c) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 4.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”), to a Paying Agent, and such Fundamental Change Repurchase Notice must be received by the Paying Agent, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Notice must state:

(1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(2) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or a multiple thereof; and

(3) that such Securities shall be purchased by the Company on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price; provided, however, that such Fundamental Change Repurchase Price shall be paid pursuant to this Section 4.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Article 4 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 4.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in accordance with Section 4.02(b).

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Repurchase Notice must be delivered or withdrawn and such Securities must be surrendered or delivered for purchase in accordance with the Applicable Procedures.

(e) Notwithstanding the foregoing, no Securities may be repurchased by the Company at the option of the Holders on any Fundamental Change Repurchase Date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on, or prior to such Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).

(f) Notwithstanding anything herein to the contrary, the Company will not be required to repurchase, or to make an offer to repurchase, the notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in this Article 4 and such third party purchases all Securities properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 4.

Section 4.02. Effect of Fundamental Change Repurchase Notice; Withdrawal. (a) Upon receipt by any Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4.01(c) and the delivery to any Paying Agent of the Security in respect of which such Fundamental Change Repurchase Notice was given, in the manner required by Section 4.01(c), the Holder of such Security shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 4.01(c) have been satisfied) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 4.01(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice, unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 4.02(b).

(b) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, must be delivered electronically or by other means in accordance with the Applicable Procedures) to a Paying Agent, and such written notice of withdrawal must be received by the Paying Agent, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Repurchase Notice and that has been or shall be delivered for purchase by the Company.

If the Securities are other than Certificated Securities, the foregoing notice of withdrawal must comply with the Applicable Procedures of the Depositary.

Section 4.03. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06) an amount in cash (in immediately available funds if deposited on such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, cash sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been delivered and not validly withdrawn in accordance with Section 4.02(b) of this Indenture, then, immediately after such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue thereon, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 4.04. Securities Repurchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after the Fundamental Change Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 4.05. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.03 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Repurchase Date, then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 4.06. Compliance with Securities Laws upon Repurchase of Securities. When complying with the provisions of Section 4.01 hereof, the Company shall to the extent applicable:

(a) comply with the provisions, if any, of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Fundamental Change to be exercised in the time and in the manner specified under such applicable federal and state securities laws.

ARTICLE 5

CONVERSION

Section 5.01. Conversion Privilege. (a) Subject to and upon compliance with the further provisions of this Article 5 and Paragraph 7 of the Securities, a Holder may convert its Securities (or any portion thereof equal to $1,000 principal amount or a multiple of $1,000 principal amount in excess thereof) at the Conversion Rate, subject to adjustments as set forth in this Article 5 (subject to, and in accordance with, the settlement provisions of Section 5.03, the “Conversion Obligation”), (x) on or after November 1, 2022, without regard to the conditions described in clauses (i) through (v) below and (y) prior to November 1, 2022, only upon the satisfaction of any of the conditions described in clauses (i) through (v) below; provided that, in the case of any conversion pursuant to this Article 5, the Holder must deliver a Conversion Notice (as defined below) no later than the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(i) Prior to the Close of Business on the Business Day immediately preceding November 1, 2022, a Holder may surrender its Securities for conversion during any calendar quarter beginning after the calendar quarter ending on March 31, 2018, and only during such calendar quarter, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is more than 130% of the Conversion Price on each applicable Trading Day. The Company will determine at the beginning of each calendar quarter commencing at any time after March 31, 2018 whether the Securities are convertible as the result of the satisfaction of this condition in the preceding calendar quarter and, if so, shall so notify the Trustee, the Conversion Agent (if not the Trustee) and the Holders in the manner set forth in Section 13.01.

(ii) Prior to the Close of Business on the Business Day immediately preceding November 1, 2022, a Holder may surrender its Securities for conversion during the five Business Day period following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, all as determined by the Bid Solicitation Agent following a request by the Company in accordance with this Section 5.01(a)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock for such Trading Day and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 5.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company to do so in writing (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price); and the Company shall have no obligation to make such request unless a Holder of at least $5,000,000 principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such date and such Holder requests that the Company request the Bid Solicitation Agent to determine (or, if the Company is acting as Bid Solicitation Agent, requests that the Company determine) the Trading Prices of the Securities. Promptly after receiving such evidence, the Company (unless the Company is acting as Bid Solicitation Agent) shall instruct the Bid Solicitation Agent to determine (or, if the Company is acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such date. If the Company does not, when obligated to, instruct the Bid Solicitation Agent to determine (or, if the Company is acting as Bid Solicitation Agent and the Company does not determine) the Trading Price of the Securities as provided in the preceding sentence, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to so instruct the Bid Solicitation Agent (or, if the Company is acting as Bid Solicitation Agent, the Company fails to so determine). If the Trading Price condition set forth above has been met, the Company shall so notify the Holders in the manner set forth in Section 13.01. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders in the manner set forth in Section 13.01.

(iii) If, prior to the Close of Business on the Business Day immediately preceding November 1, 2022, the Company elects to:

(A) distribute, to all or substantially all holders of Common Stock, rights, warrants or options (other than pursuant to the Company’s preferred stock rights plan or any successor plan thereto prior to separation of such rights from the Common Stock) entitling such holders to, for a period of not more than 45 calendar days from the record date of such distribution, subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for each of the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced; or

(B) distribute, to all or substantially all holders of Common Stock, cash or other assets, debt securities or certain rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date that such distribution was first publicly announced, then, in each case, the Company shall notify the Trustee, the Conversion Agent (if not the Trustee) and the Holders in the manner set forth in Section 13.01 at least 25 Scheduled Trading Days prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question (the “Ex Date”). Once the Company has given the notice, Holders may surrender their Securities for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately prior to the Ex Date and (y) the Company’s announcement that such distribution will not take place. Notwithstanding the foregoing, Holders may not surrender their Securities for conversion under this Section 5.01(a)(iii) if they are otherwise able to participate in such distribution due to the participation of Holders in such distribution.

In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than the relevant per share prices set forth in this Section 5.01(a)(iii), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

(iv) If a transaction or event that constitutes a Fundamental Change (without giving effect to the exception regarding publicly traded securities contained in the paragraph immediately following the definition of Fundamental Change in Section 4.01(a)) or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding November 1, 2022, regardless of whether a Holder has the right require the Company to repurchase the Securities pursuant to Article 4, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender their Securities for conversion under this Section 5.01(a)(iv) at any time after the effective date of such transaction until 35 calendar days after the actual effective date of such transaction (or if such transaction also constitutes a Fundamental Change, until the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, if later). The Company will notify the Trustee, the Conversion Agent (if not the Trustee) and the Holders in the manner set forth in Section 13.01 no later than the effective date of such transaction.

(b) The cash payable, and the number of shares of Common Stock issuable, if any, on conversion of a Security shall be determined as set forth in Section 5.03.

Section 5.02. Conversion Procedures. (a) The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”), which once delivered, shall be irrevocable; (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.10 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent; (4) payment of any tax or duty, in accordance with Section 5.04; and (5) payment of any interest (including Additional Interest, if any) payable on the Securities in accordance with Section 5.03(c). The date on which the Holder satisfies all of the requirements specified in this Section 5.02 shall be the “Conversion Date.”

(b) Each Conversion Notice shall state the name or names (with address or addresses) of the Person or Persons in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registered Holder of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or its duly authorized attorney.

(c) Except as otherwise provided by Section 5.11 or Section 5.13, upon conversion of the Securities, the Company shall deliver and shall issue to such Holder at the office of the Conversion Agent, the cash amounts payable in respect of such conversion and a certificate or certificates for the number of full shares of Common Stock issuable in respect of such conversion, if any, in accordance with the provisions of this Article 5, no later than the second Business Day immediately following the last Trading Day of the relevant Observation Period. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) immediately prior to the Close of Business on the Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the Person or Persons in whose name the certificate or certificates for such shares of Common Stock are to be issued shall be deemed to have become the record holder or holders thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Securities shall be surrendered.

(d) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(e) No Conversion Notice with respect to any Securities may be delivered by a Holder thereof if such Holder also has delivered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.01.

Section 5.03. Settlement upon Conversion. (a) If a Holder surrenders its Securities for conversion, the Company shall deliver, in respect of each $1,000 principal amount of Securities surrendered for conversion, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the relevant Observation Period for such Security.

(i) All conversions occurring on or after November 1, 2022 shall be settled using the same forms and amounts of consideration. Except for any conversions that occur on or after November 1, 2022, the Company shall use the same forms and amounts of consideration for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to conversions that occur on different Conversion Dates. If, in respect of any Conversion Date, the Company elects to settle all or a portion of its Conversion Obligation in excess of the principal portion of the Securities being converted in cash in respect of such Conversion Date, the Company shall inform converting Holders, the Trustee and the Conversion Agent (if not the Trustee) of such election (the “Settlement Notice”) no later than the close of business on the first Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after November 1, 2022, no later than the Close of Business on the Scheduled Trading Day immediately preceding November 1, 2022) and the Company shall indicate in such Settlement Notice the percentage of each share otherwise issuable upon conversion in excess of the principal amount of the Securities being converted that will be paid in cash (the “Cash Percentage”). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage and the Company shall settle its Conversion Obligation by paying cash up to the principal amount of the converted Securities and delivering shares of Common Stock in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal portion of the Securities being converted as set forth herein.

(ii) The “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:

(A) cash equal to the lesser of (x) $50 and (y) the Daily Conversion Value, plus

(B) if the Daily Conversion Value exceeds $50, the Daily Net Settlement Amount.

(b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, including Additional Interest, if any, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates in which case such payment shall be payable to the Holder of converted Securities as of the Record Date.

(c) Securities surrendered for conversion during the period from the Close of Business of any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including any Additional Interest, if any) payable on the Securities being converted; provided further, however, that such payment is not required to be made (i) if the conversion is in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and prior to the corresponding Interest Payment Date; (ii) with respect to any Securities converted after the Record Date immediately preceding the Maturity Date of the Securities; or (iii) to the extent of any overdue interest (including overdue Additional Interest, if any), if overdue interest exists at the time of conversion with respect to the Securities being converted.

(d) The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Daily VWAP for the last Trading Day of the applicable Observation Period.

Section 5.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock, if any, upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.05. Company to Provide Stock. (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit delivery upon conversion of all of the Securities.

(b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c) The Company shall use its reasonable efforts to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock, if any, upon conversion of Securities and shall use its reasonable efforts to list or cause to have quoted such shares of Common Stock on the NASDAQ Global Select Market, the New York Stock Exchange or any other U.S. national securities exchange or in the established automated over-the-counter trading market in the United States on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 5.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if Holders of Securities may participate (other than in the case of a (A) share split or share combination or (B) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in the transactions described in this Section 5.06 without having to convert their Securities, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, which dividend or distribution consists exclusively of shares of Common Stock, or subdivides or combines the outstanding Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Opening of Business on such Ex Date or effective date after giving effect to such dividend, distribution, subdivision or share combination.

Any adjustment made pursuant to this Section 5.06(a) shall become effective immediately after the Opening of Business on the Ex Date for such dividend or distribution, or the effective date for such subdivision or combination. If any dividend or distribution of the type described in this Section 5.06(a) is declared but not paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock rights, warrants or options (other than pursuant to the Company’s preferred stock rights plan or any successor plan thereto) entitling such holders for a period of not more than 45 calendar days after the announcement of such issuance to subscribe for or purchase shares of Common Stock, at a price per share or a Conversion Price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on the Ex Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding the date that the distribution of such rights, warrants or options was first publicly announced.

The adjustment described in this Section 5.06(b) shall be successively made whenever any such rights, warrants or options are distributed and shall become effective immediately after the Opening of Business on the Ex Date for such issuance. If such rights, warrants or options are not so issued, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such Ex Date for such issuance had not been fixed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of only the number of shares of Common Stock actually delivered.

In determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

For the purposes of this Section 5.06(b), rights, warrants or options distributed by the Company to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) also are issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.06(b) and no adjustment to the Conversion Rate under this Section 5.06(b) shall be required until the occurrence of the earliest Trigger Event, whereupon such rights, warrants and options shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.06(b).

(c) If the Company distributes to all or substantially all holders of the Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or other non-cash assets, including securities, rights or warrants, but excluding:

(i) dividends or distributions referred to in Section 5.06(a);

(ii) rights, warrants or options referred to in Section 5.06(b);

(iii) rights issued pursuant to the Company’s preferred stock rights plan or any successor plan thereto, or the detachment of such rights under the terms of any such plan;

(iv) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.06(d); and

(v) Spin-Offs to which the provisions of this Section 5.06(c) apply,

then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on Ex Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of indebtedness, assets, or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

An increase made under the portion of this Section 5.06(c) above shall become effective immediately after the Opening of Business on the Ex Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof at the same time and upon the same terms as holders of the Common Stock, without having to convert its notes, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for the distribution.

If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 5.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 5.06(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business, New York City time, on the effective date of such Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock over the first 10 consecutive Trading Days after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Because the adjustment to the applicable Conversion Rate under the preceding paragraph will occur immediately after the end of the Valuation Period, (1) if a Holder converts a Security and the first Trading Day of the Observation Period applicable to such Security occurs on or after the Ex Date for the Spin-Off, but prior to or on the last Trading Day of the Valuation Period for such Spin-Off, the Company shall postpone the Conversion Date applicable to such Security until the first Business Day immediately following the last Trading Day of such Valuation Period (and the settlement of such Security will be postponed accordingly), and (2) if a Holder converts a Security, at least one Trading Day of the Observation Period applicable to such Security occurs prior to the Ex Date for such Spin-Off and, but for this provision, at least one Trading Day of such Observation Period would occur on or after the Ex Date for such Spin-Off, but prior to or on the last Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended on the first such Trading Day and will resume on the first Trading Day immediately following the end of such Valuation Period (and the settlement of such Security will be postponed accordingly).

For purposes of the above calculation, (i) the “last reported sales price” of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sales Price of the Common Stock, (ii) whether a day is a “trading day” (and whether a day is a “scheduled trading day” and whether a “market disruption event” has occurred) for the applicable Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a valuation period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

If any dividend or distribution described in this Section 5.06(c) is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any dividend or makes any distribution (other than in connection with a liquidation, dissolution or winding up of the Company) consisting exclusively of cash to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on the Ex Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

The adjustment to the Conversion Rate described in this Section 5.06(d) will become effective immediately after the Opening of Business on the Ex Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries purchases shares of Common Stock pursuant to a tender offer or exchange offer (other than an odd-lot tender) made at a price per share in excess of the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR1	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 5.06(e) shall occur at the Close of Business on the 10th Trading Day from, and including the Trading Day next succeeding the date such tender or exchange offer expires; provided, that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references within this Section 5.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable adjustment to the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of the Observation Period in respect of a conversion of Securities, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of such conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) Except as set forth in Sections 5.06(a), 5.06(b), 5.06(c), 5.06(d) or 5.06(e), no adjustment to the Conversion Rate shall be made for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, application of the formulas provided in Sections 5.06(a), 5.06(b), 5.06(c), 5.06(d) or 5.06(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a subdivision, split or combination of the Common Stock.

(g) To the extent permitted by applicable law, subject to the applicable listing standards of the NASDAQ Global Select Market (or such other U.S. national or regional securities exchange on which the Common Stock is then listed) and subject to Section 5.09 below, the Company from time to time may increase the Conversion Rate by any amount for any period of time for a period of at least 20 days if the Board of Directors of the Company determines that such increase would be in the best interest of the Company.

(h) For purposes of this Section 5.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 5.07. No Adjustment. (a) No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.0% of the Conversion Rate; provided, however, that any adjustment which by reason of this Section 5.07(a) is not required to be made shall be carried forward and made when (i) the cumulative net effect of all adjustments not yet made would result in a change of at least 1.0% of the Conversion Rate or (ii) regardless of whether the adjustment (or such cumulative net effect) is less than 1.0%, (x) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (y) on each Trading Day of any Observation Period. Adjustments to the applicable Conversion Rate under this Article 5 shall be calculated to the nearest 1/10,000th of a share.

(b) Except as otherwise provided for in this Article 5, (i) the Company shall not be required to adjust the Conversion Rate for the issuance of its Common Stock or any securities convertible or exchangeable for its Common Stock or the right to purchase its Common Stock or such convertible or exchangeable securities, and (ii) no separate payment or adjustment will be made for dividends or distribution on any Common Stock issued upon conversion of Securities. By delivering to the Holder the cash and shares, if any, of Common Stock issuable upon conversion, together with a cash payment in lieu of fractional shares, if any, the Company will satisfy its obligation with respect to the conversion of the Securities. Upon conversion of Securities, all accrued but unpaid interest, including Additional Interest, if any, with respect to the converted Securities will be deemed to be paid in full rather than cancelled, extinguished or forfeited, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates in which case such payment shall be payable to the Holder of converted Securities as of the Record Date.

(c) No adjustment to the Conversion Rate shall be made: (i) upon the issuance of Common Stock at a price per share below the Conversion Price or otherwise; (ii) upon the issuance of any shares of Common Stock pursuant to any existing or future Company plan providing for the reinvestment of dividends or interest payable on the Company’s Securities or the investment of additional optional amounts thereunder in shares of Common Stock; (iii) upon any repurchases of any shares of Common Stock by the Company pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions, that are not a tender offer or exchange offer of the kind referred to in Section 5.06(e); (iv) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any existing or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (v) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) outstanding as of the date the Securities were first issued; (vi) for a change in the par value of the Common Stock; (vii) for accrued and unpaid interest (including Additional Interest, if any); or (viii) for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries referred to in Section 5.06(e).

Section 5.08. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days or Trading Days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors of the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 5.09. Adjustment for Tax Purposes. Subject to the applicable listing standards of the NASDAQ Global Select Market (or such other U.S. national or regional securities exchange on which the Common Stock is therein listed), the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 5.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 5.10. Notice of Adjustment. (a) Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment in accordance with Section 13.01, and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.11. Adjustment to Conversion Rate upon Certain Fundamental Changes. (a) If a Holder elects to convert its Securities in connection with a Fundamental Change, as defined in Section 4.01 and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the exception provided by clause 2(ii) of the definition thereof (each such Fundamental Change, a “Make-Whole Fundamental Change”), and such Make-Whole Fundamental Change becomes effective prior to the Maturity Date, then the Conversion Rate of such Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent during the period that begins on (and includes) the Make-Whole Effective Date and ends at the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exception provided by clause (2)(ii) of the definition thereof, the 35th Trading Day immediately following the Make-Whole Effective Date).

(b) The number of Additional Shares, if any, shall be determined by reference to the table attached as Schedule A hereto, which Schedule is incorporated in and made part of this Indenture, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Make-Whole Effective Date”) and the price (the “Stock Price”) paid, or deemed to be paid, per share of Common Stock in such transaction or series of related transactions constituting the Make-Whole Fundamental Change, subject to adjustment as described in Section 5.11(c). If the holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price will be the average of the Last Reported Sale Prices of Common Stock on the five Trading Days prior to but excluding the Make-Whole Effective Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Make-Whole Effective Date of a Make-Whole Fundamental Change no later than five Business Days after the Make-Whole Effective Date.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted in the same manner as and as of any date on which the Conversion Rate of the Securities is adjusted as described in Section 5.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment and the denominator of which is the Conversion Rate as so adjusted.

(d) If the exact Stock Prices and Make-Whole Effective Dates relating to a Make-Whole Fundamental Change are not set forth in the table in Schedule A, then:

(i) If the Stock Price is between two Stock Price amounts in the table of the Make-Whole Effective Date is between two Make-Whole Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Make-Whole Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price in excess of $55.00 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 5.06), no Additional Shares will be issued upon conversion.

(iii) If the Stock Price is less than $14.56 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 5.06), no Additional Shares will be issued upon conversion.

(e) Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion exceed 68.6813 per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 5.06).

(f) For the avoidance of doubt, the increases provided for in this Section 5.11 shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted.

Section 5.12. Notice of Certain Transactions. If not otherwise required in connection with a Fundamental Change, if:

(a) the Company takes any action which would require an adjustment in the Conversion Price;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in subsection (a), (b) or (c) of this Section 5.12.

Section 5.13. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. In the event of: (a) any recapitalization, reclassification or change of the Company’s Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (b) any consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; (c) a sale, lease or other transfer of all or substantially all of the consolidated property and assets of the Company and its Subsidiaries, directly or indirectly, to another Person; or (d) a statutory share exchange (any such event a “Merger Event”), in which holders of Common Stock would be entitled to receive shares of stock, or other securities, property, assets or cash (or combination thereof) for their shares of Common Stock, then, the Company or the successor or purchasing company, as the case may be, will execute with the Trustee a supplemental indenture providing that at the effective time of any such Merger Event, the Holder of each Security then outstanding shall have the right to convert such Security into a right to the kind and amount of shares of stock, or other securities, property, assets or cash (or combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) in connection with such Merger Event. However, at and after the effective time of the Merger Event, (i) the amount otherwise payable in cash upon conversion of the Securities pursuant to Section 5.03 will continue to be payable in cash, (ii) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of the Securities being converted as set forth under Section 5.03, (iii) the number of shares of Common Stock, if any, otherwise deliverable upon conversion of the Securities pursuant to Section 5.03 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (iv) the Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event. If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be (a) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election or (b) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. If the holders of Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (a) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 5.11), multiplied by the price paid per share of Common Stock in such Merger Event and (b) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. The provisions of this Section 5.13 shall similarly apply to successive Merger Events.

Section 5.14. Trustee’s Disclaimer. The Trustee and any Conversion Agent shall have no duty or responsibility to determine the Conversion Rate or any adjustment under this Article 5, including without limitation, when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.10. The Trustee and any Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee and any Conversion Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture.

Neither the Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by this Article 5 has occurred that makes the Securities eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and any Conversion Agent (if not the Trustee) the notices referred to in this Article 5 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and any Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in this Article 5.

Section 5.15. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan of the Company that may be in effect at such time. If at the time of conversion, however, the rights pursuant to an effective stockholder rights plan have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company issued shares of Capital Stock, evidences of indebtedness, assets, property, rights, warrants or options to all or substantially all holders of Common Stock as provided in Section 5.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.16. Exchange in Lieu of Conversion.

(a) If at any time when a Holder surrenders Securities for conversion prior to the Maturity Date of the Securities the Company:

(i) has designated a financial institution, which shall be a direct or indirect Depositary participant (a “Designated Institution”), to accept such Securities in exchange for cash and shares of Common Stock, if any, equal to the consideration due upon conversion as provided in Section 5.03; and

(ii) notifies the Holder surrendering such Securities for conversion by the second Trading Day after the applicable Conversion Date, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Securities, on or prior to the commencement of the applicable Observation Period, to the Designated Institution for exchange in lieu of conversion.

(b) If the Designated Institution accepts Securities surrendered for exchange, it shall deliver cash and shares of Common Stock, if any, to the Conversion Agent and the Conversion Agent will deliver such cash and shares of Common Stock, if any, to such Holder on the second Business Day immediately following the last day of the applicable Observation Period. Any Securities so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.

(c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 5.02(c), convert such Securities into cash and shares of Common Stock, if any, in accordance with the provisions of Section 5.02 and Section 5.03.

For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 5.16 require such financial institution to accept any Securities for exchange.

Section 5.17. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith and in accordance with the provisions of this Article 5, absent manifest error, and set forth in a Board Resolution.

ARTICLE 6

COVENANTS

Section 6.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of cash and if applicable, shares of Common Stock upon conversion. Principal amount and accrued and unpaid interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, cash or securities designated and sufficient for the payment of all such amounts then due.

Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of accrued and unpaid interest, including Additional Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Holder entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $5,000,000 shall be paid, at their written election to the Company, the Trustee and the Paying Agent, if any, by wire transfer of immediately available funds if such Holders have provided us, the Trustee and the Paying Agent, if any, with the requisite information necessary to make such wire transfer no later than the relevant Record Date (and such election shall remain in effect until the Holders notify the Company, the Trustee and the Paying Agent, if any, to the contrary in writing). Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.02. Reports and Certain Information. The Company shall file with the Trustee, within 15 days after it is required to file them with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period), copies of its quarterly and annual reports and the information and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.

Section 6.03. Compliance Certificates. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer, as to his or her knowledge (i) of the Company’s compliance with all conditions and covenants under the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, (ii) if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. In addition, the Company will deliver to the Trustee, within 30 days after the occurrence of a default by the Company under this Indenture of which the Company becomes aware, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer, as to his or her knowledge of such default or defaults and the nature and status thereof of which they may have knowledge, and the actions the Company is proposing to take in respect thereof.

Section 6.04. Maintenance of Corporate Existence. Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.05. Rule 144A Information Requirement. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock issuable upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Securities or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.25% per annum of the principal amount of the Securities outstanding for each day during the first 90 days of such period and thereafter at a rate of 0.50% per annum of the principal amount of the Securities outstanding for each date in such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders other than Affiliates of the Company (or Holders that have been Affiliates of the Company at any time during the three months preceding). As used in this Section 6.05(b), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(c) If, and for so long as, the restrictive legend on the Securities specified in Section 2.09(a) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 375th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to 0.25% per annum of the principal amount of Securities outstanding for the first 90 days after the failure to remove such restrictive legend and thereafter at a rate of 0.50% per annum of the principal amount of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 2.09(a), the Securities are assigned an unrestricted CUSIP and the Securities are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities).

(d) Additional Interest, if any, will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities;

(e) Notwithstanding the foregoing, in no event shall Additional Interest accrue under the terms of this Indenture (aggregating any Additional Interest payable pursuant to Section 6.05(b) or Section 6.05(c) with any Additional Interest payable pursuant to Section 8.04) at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(f) Notwithstanding the foregoing, no Additional Interest will accrue or be payable under this Section 6.05 on any date on which, at the Company’s election, (i)(x) the Company has filed a Shelf Registration Statement for the resale of the Securities, (y) such Shelf Registration Statement is effective and usable by Holders for the resale of the Securities and (z) the Holders may register the resale of their Securities under such Shelf Registration Statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A; or (ii) the conditions set forth in clause (i) above have been satisfied for a period of two years, no further Additional Interest shall be payable under this Section 6.05.

Section 6.06. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Repurchase Price in respect of Securities or any interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.07. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes; provided, however, that the Corporate Trust Office shall not be an office or agency of the Company for the purpose of effecting service of legal process on the Company. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.01.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any successor Person, unless:

(a) the Company is the surviving Person, or the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto (if other than the Company), executed and delivered to the Trustee all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.01. Events of Default. An “Event of Default” shall occur if:

(a) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at the Maturity Date, upon a Fundamental Change Repurchase Date or otherwise);

(b) the Company defaults in the payment of any interest (including Additional Interest, if any) on any of the Securities, when due and payable under the Securities, and such default continues for a period of 30 days;

(c) the Company fails to comply with its obligation to convert the Securities in accordance with Article 5 upon the exercise of a Holder’s conversion right;

(d) the Company fails to provide a Fundamental Change Company Notice when required by clause (y) of Section 4.01(b) or notice of a specified corporate event in accordance with Section 5.01(a)(iii) or Section 5.01(a)(iv), in each case, when due;

(e) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than those referred to in clauses (a) through (d) above) for 60 days after receipt by the Company of a Notice of Default;

(f) the Company fails to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Material Subsidiaries in excess of $40,000,000 principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, for a period of 30 days after receipt by the Company of a Notice of Default, without such failure to pay having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged;

(g) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding;

(ii) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of the property of the Company; or

(iii) orders the winding up or liquidation of the Company or any of its Material Subsidiaries;

and in each case of this clause (h) the order or decree remains unstayed and in effect for 60 consecutive days.

The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Trust Officer has obtained actual knowledge thereof or written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company or any Holder and such notice references this Indenture and the Notes.

Section 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.01 involving the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus accrued and unpaid interest (including Additional Interest, if any), if any, on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.

If an Event of Default specified in clause (g) or (h) of Section 8.01 occurs with respect to the Company, all unpaid principal of plus accrued and unpaid interest (including Additional Interest, if any), if any, on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind and annul an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) all existing Events of Default, other than the nonpayment of the principal of plus accrued and unpaid interest (including Additional Interest, if any), if any, on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (b) all payments due to the Trustee and any predecessor Trustee under Section 9.06 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 8.04. Sole Remedy for Failure to Report. Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the Company’s failure to comply with the covenant set forth in Section 6.02 hereof or for the failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, after taking into account any grace period afforded by Rule 12b-25 of the Exchange Act (any such obligation, the “Reporting Obligations”), shall (i) for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at an annual rate amount equal to 0.25% of the principal amount of the Securities and (ii) for the next 150 days after the expiration of such 120 day period consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.50% of the principal amount of Securities (such amounts under each of clause (i) and (ii), “Additional Interest”). Additional Interest payable pursuant to this Section 8.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 6.05, subject to the limitations set forth in Section 6.05(e). If the Company so elects, such Additional Interest will be payable on all outstanding Securities from and including the date on which the Event of Default first occurs to but excluding the 270th day thereafter (or such earlier date on which such Event of Default has been cured or waived). On the 270th day after such Event of Default (or such earlier date on which such Event of Default has been cured or waived), Additional Interest will cease to accrue and, if the Event of Default relating to failure to comply with Reporting Obligations has not been cured or waived ), the Securities will be subject to acceleration as provided above. The provisions set forth in this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. To the extent that the Company elects to pay Additional Interest, it shall be payable at the same time and in the same manner as ordinary interest. If the Company does not elect to pay the Additional Interest in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 8.02. In order to elect to pay the Additional Interest as the sole remedy in respect of the first 270 days after the occurrence of an Event of Default relating to failure to comply with the Reporting Obligations, the Company must (i) notify the Trustee and the Paying Agent in writing of such election and (ii) pay all such Additional Interest as described above, in the case of the first extension period, on or before the Close of Business on the date on which such Event of Default first occurs and, in the case of the second extension period, on or before the 120th day after such Event of Default first occurs. Upon the Company’s failure to timely give such notice or pay the Additional Interest, the Securities will be subject to acceleration as provided above.

Section 8.05. Waiver of Defaults and Events of Default. Subject to Section 8.08 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal amount of, accrued and unpaid interest (including Additional Interest, if any) on any Security, the payment of any applicable Fundamental Change Repurchase Price, or a failure by the Company to deliver cash and, if applicable, cash and shares of Common Stock upon conversion in accordance with Article 5 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 8.06. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.07. Limitations on Suits. A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer, and if requested provide, to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 8.08. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount of, interest (including Additional Interest, if any) on and Fundamental Change Repurchase Price with respect to any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.09. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest (including Additional Interest, if any) specified in clause (a) or (b) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.06.

Section 8.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.11. Priorities. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 9.06;

Second, to Holders for amounts due and unpaid on the Securities for the principal amount, accrued interest (including Additional Interest, if any), or Fundamental Change Repurchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 8.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.08, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

Section 8.13. Notice of Defaults. If an Event of Default occurs and is continuing with respect to the Securities and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of such Securities notice of the Event of Default within 90 days after it occurs. The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of principal amount or interest (including Additional Interest, if any) on the Securities, and defaults in delivery of cash or, if applicable, cash and shares of Common Stock (including any Additional Shares payable as a result of a conversion in connection with a Make-Whole Fundamental Change), when required to be delivered upon the conversion of any Security, if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

ARTICLE 9

TRUSTEE

Section 9.01. Certain Duties and Responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.11) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 9.02. Certain Rights of Trustee. Except as otherwise provided in Section 10.01:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Board of Directors of the Company or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Securities (that has not been cured or waived) to exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the outstanding Securities affected thereby (determined as provided in Section 2.11); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 6. In addition, delivery of reports, information and documents to the Trustee under Sections 6.02 and 6.03 for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence;

(j) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so; and

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.

Section 9.03. Trustee Not Responsible for Recitals or Issuance or Securities.

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 9.04. May Hold Securities.

The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or Agent.

Section 9.05. Moneys Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 9.06. Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The Trustee shall notify the Company promptly after a Trust Officer of the Trustee obtains actual knowledge of a claim asserted against the Trustee for which it may seek indemnity; provided, however, that the failure to give such notice shall not relieve the Company of its obligations under this Section 9.06, except to the extent that the Company is materially prejudiced by such failure. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

(b) The obligations of the Company under this Section 9.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

This Section 9.06 shall survive the satisfaction and discharge of the Indenture and/or the resignation and removal of the Trustee.

Section 9.07. Reliance on Officer’s Certificate. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 9.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 9.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

Section 9.10. Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities by or pursuant to a resolution of its Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities, or any Holder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the Securities and appoint a successor trustee by or pursuant to a Resolution of the Board of Directors of the Company, or, unless the Trustee’s duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the written consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e) At any time there shall be only one Trustee with respect to the Securities.

Section 9.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 9.11.

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 9.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 9.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Holder to:

(a) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture pursuant to Article 7;

(b) secure the Securities;

(c) make provisions with respect to the conversion rights of Holders of Securities pursuant to Section 5.13 and pursuant to the applicable provisions of this Indenture;

(d) surrender any right or power conferred upon the Company;

(e) add to the Company’s covenants for the benefit of the Holders of the Securities;

(f) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture, so long as such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect;

(g) make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors of the Company, adversely affect the interests of the Holders of the Securities in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the section of the Offering Memorandum captioned “Description of the Notes” shall be deemed not to adversely affect the interests of the Holders;

(h) increase the Conversion Rate;

(i) provide that the Securities are convertible into reference property, in connection with any transaction described in Section 5.13, subject to the provisions of Section 5.03, and make such related changes to the terms of the Securities to the extent expressly required by Section 5.13;

(j) comply with the rules of any applicable securities depositary, including the Depositary;

(k) add guarantees of obligations under the Securities;

(l) provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; and

(m) conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum.

Section 10.02. With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.03, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a) change the Maturity Date of the principal of the Securities;

(b) reduce the rate or extend the time for payment of interest, including any Additional Interest, if any on any Securities;

(c) reduce the principal amount of any Securities;

(d) reduce any amount payable upon repurchase of any Securities;

(e) impair the right of a Holder to institute suit for payment of any Securities;

(f) change the currency of payment of principal of, Fundamental Change Repurchase Price or rate of interest (including Additional Interest, if any) of the Securities;

(g) change the Company’s obligation to repurchase any Securities at the option of the Holder after the occurrence of a Fundamental Change in a manner adverse to the Holders;

(h) make any change that impairs or adversely affects the conversion rights of any Security; or

(i) modify any of the provisions of Section 8.02 or this Section 10.02, or reduce the percentage of the Securities required for consent to any modification of this Indenture that does not require the consent of each affected Holder.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder.

Section 10.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.05. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.01, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 10.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

[RESERVED]

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities and rights of the Trustee herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute such instruments acknowledging satisfaction and discharge of this Indenture reasonably requested by the Company, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year, in each case whether at the Maturity Date or with respect to any Fundamental Change Repurchase Date or by delivery of a Conversion Notice or otherwise, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, cash or a combination of cash and Common Stock, as applicable, sufficient to pay all amounts due and owing, or to become due and owing, to the Maturity Date on all outstanding Securities (other than Securities replaced pursuant to Section 2.10);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company as to conversion of the Securities under Article 5 of this Indenture and pursuant to the covenants under Article 7 of this Indenture and to the Trustee under Section 9.06 and, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(ii), the obligations of the Trustee under Section 12.02 shall survive.

Section 12.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Rambus Inc.

1050 Enterprise Way, Suite 700

Sunnyvale, CA 94089

Attention: General Counsel

Facsimile No.: (408) 462-8001

if to the Trustee, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: P. Oswald

(Rambus Inc. 1.375% Convertible Senior Notes due 2023)

Facsimile No.: (213) 615-6197

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.02. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.03. Record Date for Vote or Consent of Holders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.03, if a record date is fixed, those Persons who were Holders of Securities at the Close of Business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 13.04. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.05. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest, if any) shall accrue for the intervening period.

Section 13.06. Governing Law; Submission to Jurisdiction. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 13.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08. No Recourse Against Others. All liability described in paragraph 14 of the Securities of any incorporator or past, present or future director, officer, employee or stockholder, as such, of the Company and any successor is waived and released.

Section 13.09. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.10. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.11. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

Section 13.13. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, HEREBY AND THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

Section 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

RAMBUS INC.

By:	/s/ Rahul Mathur
Name: Rahul Mathur
Title: Senior Vice President, Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

SCHEDULE A

The following table sets forth an indicative number of additional shares to be received per $1,000 principal amount of notes:

	Stock Price
Effective date	$14.56	$16.00	$17.50	$18.93	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$55.00
November 17, 2017	15.8495	12.6250	10.0512	8.1540	7.0004	3.5692	1.8904	1.0078	0.5211	0.2456	0.0115
February 1, 2018	15.8495	12.7289	10.1252	8.2089	7.0453	3.5965	1.9195	1.0427	0.5615	0.2910	0.0528
February 1, 2019	15.8495	12.2674	9.5751	7.6176	6.4426	3.0579	1.5047	0.7408	0.3474	0.1408	0.0000
February 1, 2020	15.8495	11.9062	9.0697	7.0397	5.8404	2.5218	1.1236	0.4956	0.2002	0.0590	0.0000
February 1, 2021	15.8495	11.3631	8.3164	6.1884	4.9635	1.8030	0.6670	0.2381	0.0674	0.0019	0.0000
February 1, 2022	15.8495	10.4731	7.0459	4.7587	3.5142	0.7973	0.1721	0.0305	0.0000	0.0000	0.0000
February 1, 2023	15.8495	9.6682	4.3111	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

[1]	This legend is to be included only if the Security is a Global Security.

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(2) AGREES FOR THE BENEFIT OF RAMBUS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]2

[2]	This legend is to be included only if the Security is a Restricted Security.

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Rambus Inc.

1.375% Convertible Senior Notes due 2023

No. [ ]	U.S. $[ ]

CUSIP: [            ]

ISIN: [            ]

Rambus Inc., a Delaware corporation (the “Company”, which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to Cede & Co., or registered assigns, the principal amount of              Dollars ($            ), or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse side of this Security on February 1, 2023 unless earlier converted, or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture and the reverse hereof. Payment of the principal of this Security shall be made in the form and manner set forth in the Indenture and the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, including, without limitation, provisions giving the Holder the right to convert this Security into shares of Common Stock of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RAMBUS INC.

By:
Name:
Title:
Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities described in the within-mentioned Indenture.

By:
Authorized Signatory
Date:

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[FORM OF REVERSE SIDE OF SECURITY]

Rambus Inc.

1.375% Convertible Senior Notes due 2023

This Security is one of a duly authorized issue of 1.375% Convertible Senior Notes due 2023 (the “Securities”) of the Company issued under an Indenture, dated as of November 17, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

Subject to adjustment under Section 8.04 of the Indenture, this Security shall bear interest at a rate of 1.375% per annum on the principal amount. Interest on this Security shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 17, 2017. Interest will be payable semi-annually, in arrears, on each February 1 and August 1, beginning on August 1, 2018, to holders of record at the Close of Business on the immediately preceding January 15 and July 15, respectively. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no interest (including Additional Interest, if any) will accrue in respect of the delay.

Interest (including Additional Interest, if any) will cease to accrue on the Securities upon the Maturity Date or their conversion or repurchase by the Company at the option of the Holder.

2.	Method of Payment.

Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest including Additional Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $5,000,000 shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

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3.	Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.

4.	Indenture.

The Securities are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.

5.	No Optional Redemption

The Securities shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Securities.

6.	Purchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in principal amounts of $1,000 or multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Repurchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then, immediately after such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities by their Holders to the Paying Agent).

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7.	Conversion.

Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Securities set forth in Article 5 thereof), the Holder hereof has the right, at its option, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into cash and shares of Common Stock, at the Conversion Rate specified in the Indenture. The initial Conversion Rate is 52.8318 shares of Common Stock per $1,000 principal amount of Securities (equivalent to an initial Conversion Price of approximately $18.93 per share of Common Stock), subject to adjustment in certain events described in the Indenture.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Securities to be converted, and, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, based on a Settlement Amount calculated on a proportionate basis for each day of the Observation Period, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture;

8.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

10.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

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11.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in any instance with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, omission, mistake or inconsistency or make a change that does not adversely affect in any material respect the interests of the Holders.

12.	Additional Securities.

Subject to the terms of the Indenture, Additional Securities may be issued by the Company, without the consent of the Holders, with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however, that if any such Additional Securities are not fungible with this Security for United States Federal income tax purposes, such Additional Securities will have one or more separate CUSIP numbers.

13.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

14.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

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15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

16.	Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

18.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19.	Copies of Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089, Facsimile No. (408) 462-8001, Attention: General Counsel.

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SCHEDULE OF EXCHANGES OF SECURITIES3

Rambus Inc.

1.375% Convertible Senior Notes due 2023

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date of Decrease or Increase	Authorized Signatory of Securities Custodian	Decrease in Principal Amount of this Global Security	Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase

[3]	This schedule is to be included only if the Security is a Global Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐ To Rambus Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement, if any, that has become or been declared effective under the Securities Act of 1933, as amended and is effective at the time of such transfer; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

2

Participant in a Recognized Signature Guarantee Medallion Program

By
Authorized Signatory

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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FORM OF CONVERSION NOTICE

To convert this Security into the Settlement Amount, check the box ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate, if any, made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

Dated

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By
Authorized Signatory

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FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: P. Oswald

Re:	Rambus Inc. (the “Company”)

1.375% Convertible Senior Notes due 2023

This is a Fundamental Change Repurchase Notice as defined in Section 4.01(c) of the Indenture, dated as of November 17, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 4 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

Signed:

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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